PERFORMANCE CALCULATION
                              COLONIAL NEW YORK TAX-EXEMPT FUND - CLASS C
                                        FISCAL YEAR END: 1/31/98
                                         INCEPTION DATE: 8/1/97

                                                 SINCE INCEPTION
                                                8/1/97 TO 1/31/98

                              Standard                          Non-Standard
Initial Inv.                  $1,000.00                           $1,000.00
Amt. Invested                 $1,000.00                           $1,000.00
Initial NAV                       $7.27                               $7.27
Initial Shares                   137.552                             137.552
Shares From Dist.                  3.426                               3.426
End of Period NAV                 $7.38                               $7.38
CDSC Rate                          1.00%
Total Return                       3.04%                               4.04%
Average Annual
  Total Return                       N/A                                 N/A